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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

                We consent to the incorporation by reference in this Registration Statement of Sensormatic Electronics Corporation on Form S-8 of our report dated May 18, 1994 (December 29, 1994 as to notes 2, 7, 8 and 11, which report expresses an unqualified opinion as to the consolidated financial statements of Knogo Corporation and includes an explanatory paragraph referring to the consummation of the Merger between Sensormatic Electronics Corporation and Knogo Corporation), relating to the consolidated financial statements and notes thereto of Knogo Corporation appearing in the Current Report on Form 8-K of Sensormatic Electronics Corporation filed with the Securities and Exchange Commission on January 11, 1995 and to the reference to us under the heading "Experts" in such Registration Statement.



                                                    /s/ DELOITTE & TOUCHE LLP


Jericho, New York
March 27, 1995